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                                                                     Exhibit 5.1
                                                                     -----------

                   [LETTERHEAD OF MILES & STOCKBRIDGE P.C.]




                                August 20, 2001



Prime Group Realty Trust
77 West Wacker Drive
Suite 3900
Chicago, Illinois  60601

Ladies and Gentlemen:

     In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,010,774 common shares of beneficial interest, $0.01 par value per share (the "Common Shares"), of Prime Group Realty Trust, a Maryland real estate investment trust (the "Trust"), on its Registration Statement on Form S-8 filed on the date hereof with the Securities and Exchange Commission with respect to the Common Shares (the "Registration Statement"), we have examined such trust records, certificates and documents as we deemed necessary for the purpose of this opinion. Based on that examination, we advise you that, in our opinion, the Common Shares have been duly and validly authorized for issuance under the Share Incentive Plan of the Trust (the "Plan") and, when issued in accordance with the Plan or upon exercise of options or other securities granted or issued under the Plan that are exercisable into Common Shares, will be legally issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder. The opinion expressed herein is limited to the matters set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

                                       Very truly yours,

                                       Miles & Stockbridge P.C.


                                       By: /s/ Charles D. Schelderg
                                          ____________________________
                                           Principal